Exhibit 32.2
Certification of Chief Financial Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q of MiniMed Group, Inc. (the "Company") for the quarter ended January 23, 2026, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, as Chief Financial Officer of the Company, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 16, 2026	/s/ Chad Spooner
Chad Spooner
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)